Exhibit 23.1

CLETHA A. WALSTRAND

Attorney at Law

1328 East 600 North

Bountiful, UT  84010

Office: 801-295-0089  Fax: 801-295-3458

cwalstrand@networld.com

October 25, 2005

AIMS Worldwide, Inc.

10400 Eaton Place, #450

Fairfax, VA  22030

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”) for the registration of 20,461,539 shares of common stock, par value $0.001 per share, of AIMS Worldwide, Inc., a Nevada corporation (the “Company”). The Registration Statement includes for registration 20,000,000 shares of common stock to be issued under an equity line of credit (the “Equity Line Shares”), and 461,539 shares of common stock previously issued to consultants (the “Consultant Shares”). The Equity Line Shares and the Consultant Shares shall be referred to collectively as the “Shares”.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provided for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Nevada Revised Business Act, including the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the Equity Line Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable, and that the Consultant Shares previously issued by the Company were duly authorized for issuance, validly issued, fully paid and nonassessable when issued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Cletha A. Walstrand

Cletha A. Walstrand

Attorney at Law